ROBERT M. MC SHERRY, MAI
                                                 Administrative Services
                                                 3760 Chelsea Drive
                                                 Baton Rouge, Lousisana 70809

Phone (504)924-8093



November 25, 1998


Mr. Bill Martin, III
MMR Investment Bankers
P.0.  Box 781440
Wichita, Kansas 67278-1440

RE: Biltmore Group, L.L.C.

Dear Mr. Martin:

This letter is to acknowledge permission for Biltmore Group, L.L.C. and MMR, Investment Bankers to copy or reproduce the Summary Appraisal Report of the proposed 21 assisted care units and 4 efficiency unit assisted care facility and to be constructed on Cooper Lake Road within the corporate limits of Bastrop, Morehouse Parish, Louisiana, dated September 20, 1998, for use with investors and in the Registration Statement on form SB-2 pursuant to Regulation SB.

Please note that this appraisal contains a number of conditions upon which the value is based and these conditions must be made a part of any correspondence affecting the subject property.


Respectfully,

/S/ROBERT M MCSHERRY

Robert M. McSherry, MAI

RMM:je